Exhibit 10.51

October 15, 2001

Mr. Russel J. Corvese
1965 Frenchtown Road
East Greenwich, RI 02818

         Re:      MIM Corporation

Dear Russ:

         MIM Corporation, a Delaware corporation (the "Company") is pleased to confirm your employment as the Chief Information Officer of the Company, on the terms and subject to the conditions set forth below. The terms and conditions of your employment are as follows:

1. POSITION AND DUTIES:       Chief Information Officer of the Company.


                              In such capacity, you shall be responsible for all computer software and hardware, telecommunication, network, and information systems and technology utilized by the Company and its subsidiaries. In such capacity, you will faithfully perform the duties of said office and position and such other duties of an executive, managerial and administrative nature as are specified and designated from time to time by the Company's Board of Directors.


                              You will report primarily to, and shall have such further duties as shall be assigned to you by the Chief Executive Officer of the Company, subject to the authority of the Board of Directors. Subject to the terms and conditions of this Agreement, you acknowledge and understand that you are an employee at will.

2. BASE COMPENSATION:         Your  base  salary  will be at an  annual  rate of
                              $175,000.00 per year, payable bi-weekly, or at such other times as other employees of the Company are paid.



3.    TRANSPORTATION
      ALLOWANCE:              During your  employment,  the Company will provide
                              you with a monthly allowance of $500 for the use of an automobile.


4.    PARTICIPATION IN
      HEALTH AND OTHER
        BENEFIT PLANS         During your employment with the Company, you shall
                              be permitted,  if and to the extent  eligible,  to
                              participate  in  all  employee  health  and  other
                              related benefit plans,  policies and practices now
                              or  hereafter   available  to  members  of  senior
                              management generally and maintained by or on behalf of the Company. Nothing in this agreement shall preclude the Company from terminating or amending any such plans or coverage so as to eliminate, reduce or otherwise change any benefit payable thereunder.




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Mr. Russell J. Corvese
October 15, 2001
Page 2
                              You  shall  be  eligible  to  participate  in  the
                              Company's   1998  Cash  Bonus   Program   For  Key
                              Employees ("Bonus Program"), as such plan is continued by the Company, from year to year. Eligibility for the aforementioned Bonus Program will be premised upon your continuing employment through the end of the calendar year to which the bonus in any year of your employment relates, and will be subject to the terms and conditions of the Bonus Program. The Bonus Program was created to provide senior executives of the Company with cash and equity incentives upon reaching certain predetermined revenue, earnings and share performance goals. If there shall exist any conflict between this Agreement and the definitive documentation governing the Bonus Program, the definitive documentation (and not this agreement) shall control.


5. EXPENSES:                  Subject to such  policies as may from time to time
                              be   established   by  the   Company's   Board  of
                              Directors,  the Company would pay or reimburse you
                              for all reasonable and necessary expenses actually
                              incurred  or paid by you  during  the term of your
                              employment in the performance of your duties, upon
                              submission  and  approval  of expense  statements,
                              vouchers  or  other   supporting   information  in
                              accordance with the then customary practices of the Company.

6. VACATION:                  You would be entitled  to four weeks (20  business
                              days) vacation during the term of your employment.

7. TERMINATION; SEVERANCE
    CHANGE OF CONTROL:        If your  employment with the Company is terminated
                              for any reason  whatsoever,  whether by you or the
                              Company,  the Company  would not be liable for, or
                              obligated to pay you any bonus compensation or any
                              other compensation contemplated hereby not already
                              paid or not  already  accrued  at the date of such
                              termination, and no other benefits shall accrue or
                              vest   subsequent   to  such  date.   If  you  are
                              terminated by the Company (or any successor) other
                              than  for  "Cause"  (as  defined   below)  or  you
                              terminate  your  employment  with the  Company for
                              "Good  Reason"  (as  defined  below),  you will be
                              entitled to receive  severance  payments  equal to
                              six months of salary at your then  current  salary
                              level,  payable in  accordance  with the Company's
                              then applicable  payroll  practices and subject to
                              all   applicable   federal,    state   and   local
                              withholding.

                              For purposes of this Agreement, "Cause" shall mean any of the following: (1) Commission by you of criminal conduct which involves moral turpitude;
                              (2) acts which constitute fraud or self-dealing by or on the part of you against the Company, including, without limitation, misappropriation or embezzlement; (3) your willful engagement in conduct which is materially injurious to the Company; or (4) your gross misconduct in the performance of duties as an employee of the Company, including, without limitation, failure to obey lawful written instructions of the Board of

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Mr. Russell J. Corvese
October 15, 2001
Page 3

                              Directors of the Company, any committee thereof or the Chief Executive Officer of the Company or failure to correct any conduct which constitutes a breach of this agreement between you and the Company or of any written policy promulgated by the Board of Directors of the Company, any committee thereof or the Chief Executive Officer of the Company, in either case after not less than ten days' notice in writing to you of the Company's intention to terminate you if such failure is not corrected within the specified period (or after such shorter notice period if the Company in good faith deems such shorter notice period to be necessary due to the possibility of material injury to the Company).


                              For purposes of this Agreement, "Good Reason" shall mean the existence of any one or more of the following conditions that shall continue for more than 30 days following written notice thereof by the Employee to the Company: (i) the assignment to the Employee of duties materially inconsistent with the Employee's position or positions with the Company, (ii) the reduction of your then current annual salary rate, without your consent or (iii) requires you to relocate your residence in order to perform your duties with the Company.

                              In addition, if you are terminated by the Company (or any successor or either) within one year of a "Change of Control" (as defined below) or, within such one (1) year period, you elect to terminate your employment after the Company or a successor entity (A) assigns you duties materially inconsistent with your position or positions with the Company or a successor entity immediately prior to such Change of Control or (B) requires you to relocate your residence in order to perform your duties with the Company, the Company or that successor entity, (I) you shall receive severance payments equal to six months of your then current salary (and reimbursement for expenses incurred prior to the effective date of the termination of employment; (II) all outstanding unvested Options granted to you and held by you shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and
                              (III) you shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended; and
                              (IV) you shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment or any other rights hereunder.


                              For purposes of this Agreement, "Change of Control" means the occurrence of one or more of the following: (i) a "person" or "group" within the means the meaning of sections 13(d) and 14(d)

Mr. Russell J. Corvese
October 15, 2001
Page 4

                              of the Securities and Exchange Act of 1934 (the "Exchange Act") becomes the "beneficial owner" (within the meaning of Rule l3d-3 under the Exchange Act) of securities of MIM (including options, warrants, rights and convertible and exchangeable securities) representing 30% or more of the combined voting power of MIM's then outstanding securities in any one or more transactions unless approved by at least two-thirds of MIM's Board of Directors then serving at that time; provided, however, that purchases by employee benefit plans of MIM and by MIM or its affiliates shall be disregarded; or
                              (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of MIM or the Company; or (iii) a merger or consolidation, or a transaction having a similar effect, where (A) the Company or MIM is not the surviving corporation, (B) the majority of the Common Stock of MIM is no longer held by the stockholders of MIM immediately prior to the transaction, or (C) the MIM's Common Stock is converted into cash, securities or other property (other than the common stock of a company into which MIM or the Company is merged), unless such merger, consolidation or similar transaction is with a subsidiary of the Company or MIM or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of MIM's Common Stock at such time; or (iv) at any annual or special meeting of stockholders of MIM at which a quorum is present (or any adjournments or postponements thereof), or by written consent in lieu thereof, directors (each a "New Director" and collectively the "New Directors") then constituting a majority of MIM's Board of Directors shall be duly elected to serve as New Directors and such New Directors shall have been elected by stockholders of MIM who shall be an (I) "Adverse Person(s)"; (II) "Acquiring Person(s)"; or (III) "40% Person(s)" (as each of the terms set forth in (I), (II), and (III) hereof are defined in that certain Amended and Restated Rights Agreement, dated May 20, 1999, between MIM and American Stock Transfer & Trust Company, as Rights Agent.

8. RESTRICTIVE COVENANT:      As  a  condition  to  your   employment  with  the
                              Company,  you will be  obligated  to enter  into a
                              restrictive covenant agreement between you and the
                              Company,    covering,    among    other    things,
                              non-competition    provisions,    non-solicitation
                              provisions,  and the  protection  of the Company's
                              trade  secrets.  A  copy  of  the  terms  of  this
                              agreement   is  attached   hereto  as  Exhibit  A.

9. NO RELOCATION:             You shall not be  required  to  relocate  from the
                              address set forth above in order to perform your duties; provided, however, that you acknowledge that you will need to travel that amount of time necessary to perform your responsibilities and duties in a manner consistent with the standards set forth in Section 1 of this Agreement.

Mr. Russel J. Corvese
October 15, 2001
Page 5

10. OTHER TERMS:              Your employment will be subject to other customary
                              and  usual  terms,   provisions,   conditions  and
                              representations as are found in the Company's similar arrangements with its employees.

11.  ENTIRE AGREEMENT.        This  Agreement   contains  the  entire  agreement
                              between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         Please call me to discuss any questions or comments that you may have regarding these terms. I look forward to hearing from you. Best regards.

                                      Sincerely yours,

                                      MIM CORPORATION


                                      By:
                                            -----------------------------------
                                      Name:
                                      Title:


Agreed to and Accepted By:




------------------------------------------
Russel J. Corvese

                                                                       Exhibit A

                              RESTRICTIVE COVENANTS

         Covenant Against Competition; Other Covenants. You acknowledge that (i) the principal business of the Company (for purposes of these restrictive covenants, the "Company" shall include all subsidiaries and affiliates of MIM Corporation, including Scrip Solutions, Inc.) is the provision of a broad range of services designed to promote the cost-effective delivery of pharmacy benefits, including pharmacy benefit management services, claims processing, the purchasing of pharmaceutical products on behalf of pharmacy networks and long term care facilities (including assisted living facilities and nursing homes) and specialty pharmaceutical programs and mail order pharmacy services, including the dispensing of prescription pharmaceutical products, and the sale and distribution, on a retail and wholesale basis, of OTC's, vitamins, supplements, herbals and other goods typically offered for sale through a retail, mail order or internet on-line pharmacy (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material with respect to the Company's then-overall business, herein being collectively referred to as the "Business"); (ii) the Company is dependent on the efforts of a certain limited number of persons who have developed, or will be responsible for developing the Company's Business; (iii) is national in scope; (iv) your work for the Company will give you access to the confidential affairs and proprietary information of the Company; (v) your covenants and agreements contained in these Restrictive Covenants are essential to the business and goodwill of the Company; and (vi) the Company would not have offered you employment but for the covenants and agreements set forth herein. Accordingly, you covenant and agree that:

                  (a) At any time during your employment with the Company and ending (i) twelve months following termination of your employment with the Company (irrespective of the reason for such termination) or (ii) six months following payment of any severance, whichever occurs last, you shall not engage, directly or indirectly, in work relating to information systems, telecommunications, computer systems or other work related to information technology, or otherwise assisting any company or other business entity (which includes, without limitation, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any person or entity other than the Company), engaged in (i) the Business or (ii) any material component of the Business; provided, however, that the Executive's ownership as a passive investor of less than two percent (2%) of the issued and outstanding stock of a publicly held corporation shall not be deemed to constitute competition.

                  (b) During and after the period during which you are employed, you shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the Business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by you heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the "Confidential Company Information"), including, without limitation, information with respect to (i) the strategic plans, budgets, forecasts, intended expansions of product, service, or geographic markets of the Company and its affiliates,

Mr. Russel J. Corvese
October 15, 2001
Page 7

(ii) sales figures, contracts, agreements, and undertakings with or with respect to customers, (iii) profit or loss figures, and (iv) customers, clients, suppliers, sources of supply and customer lists, and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of you or is received from a third party not under an obligation to keep such information confidential and without breach of these Restrictive Covenants or the Agreement. Notwithstanding the foregoing, this section (b) shall not apply to the extent that you are acting to the extent necessary to comply with legal process; provided that in the event that you are subpoenaed to testify or to produce any information or documents before any court, administrative agency or other tribunal relating to any aspect pertaining to the Company, you shall immediately notify the Company thereof.

                  (c) During the period commencing on the date hereof and ending two years following the date upon which you shall cease to be an employee of the Company or its affiliates, you shall not, without the Company's prior written consent, directly or indirectly, (i) solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee or independent contractor thereof or hire (on your behalf or any other person or entity) any employee or independent contractor who has left the employment or other service of the Company or any of its affiliates within one year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates, or (ii) solicit, contact, market to, work for, or assist others in soliciting any customer or client of the Company with whom the Company was in contact with or was providing goods and services to at the time of your termination of employment with the Company. During such period, you will not, whether for your own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates' relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Term is or was a customer or client of the Company or any of its affiliates.

                  (d) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by you or made available to you concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request.

Mr. Russel J. Corvese
October 15, 2001
Page 8


         Rights and Remedies upon Breach of Restrictive Covenants.

                  (a) You acknowledge and agree that any breach by him of any of the provisions of sections (a) through (d) above (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if you breach, or threaten to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages):

                  (b) The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against you of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

                  (c) The right and remedy to require you to account for and pay over to the Company and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by you as the result of any transactions constituting a breach of the Restrictive Covenants, and you shall account for and pay over such Benefits to the Company and, if applicable, its affected affiliates.

                  (d) You agree that in any action seeking specific performance or other equitable relief, you will not assert or contend that any of the provisions of these Restrictive Covenants are unreasonable or otherwise unenforceable. The existence of any claim or cause of action by you, whether predicated on the Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

Agreed to and accepted by:


-----------------------------
Russel J. Corvese